UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission

File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 9, 2011, SunPower Philippines Manufacturing Ltd. (“SPML”), a wholly owned subsidiary of SunPower Corporation (“SunPower”) borrowed $25 million under the Mortgage Loan Agreement (the “MLA”) with International Finance Corporation that was previously described in SunPower’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 10, 2010 and November 12, 2010. No amounts remain available for borrowing under the MLA. The description of the MLA contained in Item 1.01 of SunPower’s Form 8-K filed with the SEC on May 10, 2010 is incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities.

In response to reductions in Italian feed-in-tariffs, which have had a significant impact on the global solar market, on June 13, 2011, SunPower’s board of directors (the “Board”) approved a restructuring plan to realign its resources. In connection with this plan, which is expected to be completed within the next 12 months, SunPower expects to eliminate approximately 85 positions, 2% of SunPower’s workforce, in addition to the expected consolidation or closure of certain of SunPower’s facilities in Europe. As a result, SunPower expects to record restructuring charges totaling $10 to $22 million, composed of severance benefits, lease and related termination costs, and other associated costs, of which $7 to $14 million will likely be recorded in the second quarter of fiscal 2011 and the remainder in ensuing quarters. SunPower expects greater than 90% of these charges to be cash.

Item 3.03	Material Modification to Rights of Security Holders.

On June 14, 2011, SunPower entered into a second amendment to the Rights Agreement (the “Rights Agreement Amendment”), dated August 12, 2008, as amended April 28, 2011, by and between SunPower and Computershare Trust Company, N.A. (“Computershare”), as Rights Agent (the “Rights Agreement”), in order to, among other things, exempt Total S.A., a société anonyme organized under the laws of the Republic of France (“Total”), Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France and a wholly owned indirect subsidiary of Total (“Purchaser”) and certain of their affiliates and certain members of a group of which they may become members from the definition of “Acquiring Person” such that the rights issuable pursuant to the Rights Agreement will not become issuable in connection with the completion of Purchaser’s offer to purchase up to 60% of the outstanding shares of Class A common stock and 60% of the outstanding shares of the Class B common stock of SunPower, at a purchase price of $23.25 per share, on the terms and subject to the conditions set forth in the Offer to Purchase, dated May 3, 2011 (as amended supplemented or otherwise modified from time to time) and the related Letter of Transmittal (as amended, supplemented or otherwise modified from time to time) (which collectively constitute the “Offer”).

A copy of the Rights Agreement Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights Agreement Amendment is qualified in its entirety to the full text of the Rights Agreement Amendment. The information set forth in Items 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On April 28, 2011, SunPower entered into a Tender Offer Agreement (as amended, supplemented or otherwise modified from time to time, the “Tender Offer Agreement”) with Purchaser. In accordance with the Tender Offer Agreement, on May 3, 2011, Purchaser commenced the Offer.

The Offer expired at 12:00 midnight, New York City time, June 14, 2011. According to a preliminary count provided by Computershare, the Depositary for the Offer, a total of 30,220,701 shares (approximately 52.2 percent) of SunPower’s Class A common stock and 31,208,640 shares (approximately 74.2 percent) of SunPower’s Class B common stock were validly tendered and not validly withdrawn upon expiration of the offering period of the Offer. In addition, 16,964,440 shares (approximately 29.3 percent) of SunPower’s Class A common stock and 16,690,665 shares (approximately 39.7 percent) of SunPower’s Class B common stock were tendered pursuant to guaranteed delivery procedures, which permit shares to be delivered by the holder to the depositary by the expiration of the guaranteed delivery period on June 17, 2011.*

Shortly following the expiration of the Offer, Purchaser accepted for payment all 30,220,701 shares of Class A common stock that were validly tendered and not withdrawn and 25,220,000 shares of Class B common stock (60 percent of the number of shares of Class B common stock outstanding on June 13, 2011) at a purchase price of $23.25 per share for a total cost of approximately $1.3 billion. Purchaser has informed SunPower that if the actual number of shares of Class A common stock validly tendered and not withdrawn after the expiration of the guaranteed delivery period exceeds 34,144,400, then Purchaser intends to exercise its right to purchase additional shares at a price of $23.25 per share, up to a maximum of 60 percent of the shares of SunPower’s Class A common stock outstanding at the close of business on June 13, 2011.

        Pursuant to the terms of the Offer, the tender is subject to proration, as more than 60% of the Class B common stock were tendered. The tender with respect to SunPower’s Class A common stock will be subject to proration only if the actual number of shares of Class A common stock validly tendered and not withdrawn after the expiration of the guaranteed delivery period exceeds 60 percent of SunPower’s Class A common stock at the close of business on June 13, 2011.

SunPower expects Purchaser to return all shares not accepted for payment to the stockholder that tendered such shares, or, in the case of tendered shares delivered by book entry transfer, credit such shares to the account at the book entry transfer facility from which the transfer had previously been made, promptly after the expiration of the Offer. The consideration paid by Purchaser was paid from funds advanced to Purchaser by Total. SunPower and Total issued a joint press release on June 15, 2011 describing the completion of the Offer. A copy of such press release is filed as Exhibit 99.1 hereto and is incorporated by reference.

*	Stockholders tendering through guaranteed delivery procedures may have also tendered the same shares through the regular tender procedures. This is the reason why preliminary results reflect more than 100 percent of Class B common stock having been tendered.

Other than the Affiliation Agreement, dated as of April 28, 2011, by and between SunPower and Purchaser, as amended on June 7, 2011 (the “Affiliation Agreement”), there are no material arrangements between SunPower, on the one hand, and Purchaser, Total, any of their respective affiliates, any director or officer of Purchaser or Total, or any associate of any such director or officer, on the other hand, relating to the election of directors or the governance of SunPower. The Affiliation Agreement is more specifically described in SunPower’s Schedule 14D-9 dated May 3, 2011 (as amended, supplemented or otherwise modified from time to time).

Purchaser acquired securities representing more than 50% or more of the combined voting power of SunPower’s then outstanding securities upon consummation of the Offer. However, Article 7 of Council Regulation (EC) No. 139/2004 of 20 January 2004 of the Council of the European Union (the “EC Merger Regulation”) prohibits the implementation of a concentration with a European Union dimension until (i) the European Commission (the “Commission”) has taken a decision under Article 6(1)(b), 8(1) or 8(2) of the EC Merger Regulation (or has been deemed to have taken a decision pursuant to Article 10(6) of the EC Merger Regulation) declaring that the transactions contemplated by the Tender Offer Agreement are compatible with the common market or (ii) the Commission has taken a decision to refer the whole or part of the transactions contemplated by the Tender Offer Agreement to the competent authorities of a Member State in accordance with Article 9(3) of the EC Merger Regulation, and any such authority has taken a decision with equivalent effect to the decisions in clause (i) above with respect to those parts of the transactions referred to such authority and, where applicable, the Commission has taken a decision as contemplated under (i) above with respect to those parts of the transactions that have not been thus referred (the occurrence of the foregoing in each of clause (i) and (ii) above, the “EU Clearance”), except for the case of an implementation of a public bid provided that the concentration has been notified to the Commission and the acquirer does not exercise the voting rights attached to the securities in question. As of the date of this filing, the EU Clearance has not yet been obtained. Consequently, Purchaser cannot exercise its right to vote for the election of directors to the Board pending the EU Clearance. Nevertheless, SunPower believes that a change in control of SunPower has occurred.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2011, the Board approved the amendment of SunPower’s Bylaws (the “Bylaws”). The changes affect Section 2.3, Section 3.1 and Article X of the Bylaws filed as Exhibit 3.1 hereto, and are required under the Affiliation Agreement. The amendments (i) allow any member of the Terra Group (as defined in the Affiliation Agreement) to call a meeting of stockholders for the sole purpose of considering and voting on a proposal to effect a Terra Merger (as defined in the Affiliation Agreement) or a Transferee Merger (as defined in the Affiliation Agreement), (ii) provide that the number of directors of the Board shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board at any regular or special meeting, (iii) require, prior to the termination of the Affiliation Agreement, Disinterested Board Approval (as defined in the Affiliation Agreement) to amend the Bylaws so long as Purchaser, together with the Terra Controlled Corporations (as defined in the Affiliation Agreement) collectively own at least thirty percent (30%) of the Total Current Voting Power (as defined in the Affiliation Agreement) of SunPower as well as require, prior to the termination of the Affiliation Agreement, Terra Stockholder Approval (as defined in the Affiliation Agreement) during the Terra Stockholder Approval Period (as defined in the Affiliation Agreement) to amend the Bylaws and (iv) make certain other conforming changes to the Bylaws. A copy of the Bylaws as amended and restated is attached hereto as

Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Bylaws is qualified in its entirety to the full text thereof as set forth in such exhibit. As previously disclosed in SunPower’s Current Report on Form 8-K filed with the SEC on June 7, 2011, SunPower and the Purchaser entered into an amendment to the Affiliation Agreement on June 7, 2011 that provides that, notwithstanding the foregoing amendments to the Bylaws, until receipt of the EU Clearance:

•	Purchaser will not have any rights to representation on the Board or to designate any observers to attend meetings of the Board or any of its committees; and

•

No member of the Terra Group will be entitled to call a special meeting of SunPower’s stockholders for the purpose of considering and voting on a proposal to effect a Terra Merger or a Transferee Merger.

Item 8.01	Other Events.

The Offer expired at 12:00 midnight, New York City time, June 14, 2011. According to a preliminary count provided by Computershare, the Depositary for the Offer, a total of 30,220,701 shares (approximately 52.2 percent) of SunPower’s Class A common stock and 31,208,640 shares (approximately 74.2 percent) of SunPower’s Class B common stock were validly tendered and not validly withdrawn upon expiration of the offering period of the Offer. In addition, 16,964,440 shares (approximately 29.3 percent) of SunPower’s Class A common stock and 16,690,665 shares (approximately 39.7 percent) of SunPower’s Class B common stock were tendered pursuant to guaranteed delivery procedures, which permit shares to be delivered by the holder to the depositary by the expiration of the guaranteed delivery period on June 17, 2011.*

Shortly following the expiration of the Offer, Purchaser accepted for payment all 30,220,701 shares of Class A common stock that were validly tendered and not withdrawn and 25,220,000 shares of Class B common stock (60 percent of the number of shares of Class B common stock outstanding on June 13, 2011) at a purchase price of $23.25 per share for a total cost of approximately $1.3 billion. Purchaser has informed SunPower that if the actual number of shares of Class A common stock validly tendered and not withdrawn after the expiration of the guaranteed delivery period exceeds 34,144,400, then Purchaser intends to exercise its right to purchase additional shares at a price of $23.25 per share, up to a maximum of 60 percent of the shares of SunPower’s Class A common stock outstanding at the close of business on June 13, 2011.

Pursuant to the terms of the Offer, the tender is subject to proration, as more than 60% of the Class B common stock were tendered. The tender with respect to SunPower’s Class A common stock will be subject to proration only if the actual number of shares of Class A common stock validly tendered and not withdrawn after the expiration of the guaranteed delivery period exceeds 60 percent of SunPower’s Class A common stock at the close of business on June 13, 2011.

SunPower expects Purchaser to return all shares not accepted for payment to the stockholder that tendered such shares, or, in the case of tendered shares delivered by book entry transfer, credit such shares to the account at the book entry transfer facility from which the transfer had previously been made, promptly after the expiration of the Offer. The consideration paid by Purchaser was paid from funds advanced to Purchaser by Total. SunPower and Total issued a joint press release on June 15, 2011 describing the completion of the Offer. A copy of such press release is filed as Exhibit 99.1 hereto and is incorporated by reference.

A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws, dated June 14, 2011.

4.1	Amendment No. 2 to Rights Agreement, dated June 14, 2011.

99.1	Press Release, dated June 15, 2011 (incorporated herein by reference to Exhibit (a)(1)(J) to Amendment No. 4 to Schedule TO filed by Total and Purchaser on June 15, 2011).

*	Stockholders tendering through guaranteed delivery procedures may have also tendered the same shares through the regular tender procedures. This is the reason why preliminary results reflect more than 100 percent of Class B common stock having been tendered.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: June 15, 2011	By:	/s/ Dennis V. Arriola
	Name	Dennis V. Arriola
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws, dated June 14, 2011.

4.1	Amendment No. 2 to Rights Agreement, dated June 14, 2011.

99.1	Press Release, dated June 15, 2011 (incorporated herein by reference to Exhibit (a)(1)(J) to Amendment No. 4 to Schedule TO filed by Total and Purchaser on June 15, 2011).